Exhibit 10.1

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ARTCRAFT V, INC.

AND

XU ZU DA

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Agreement on Transfer of Ownership Interest of TOP INTEREST INTERNATIONAL LIMITED

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AUGUST 14, 2009

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Party A: ARTCRAFT V, INC

Registration address:  Room 1131, XianKeJiDian Building, BaGuaSi Road Futian District
                                     Shenzhen City, China 518029

(Here in after the "Transferor")

Party B:  Mr. XU ZU DA

 (Here in after the "Transferee")

WHEREAS:

     1. Artcraft V, Inc. was incorporated under the laws of the State of Delaware on June 7, 2004. On November 7, 2005, the Company entered into a Share Exchange Agreement with Top Interest International Limited (“Top Interest”). Top Interest was incorporated under the laws of the British Virgin Islands. Pursuant to the Stock Purchase and Share Exchange Agreement, the Company purchased all of the issued and outstanding shares of Top Interest from the sole shareholder Mr. Xu Zu Da of Top Interest for issuance of a total of 10,000,000 shares of the Artcraft’s common stock.   After this transaction, Mr. Xu Zu Da owns approximately 99% of the total issued and outstanding shares of Artcraft V, Inc.

     2. The Transferee Mr. Xu Zu Da is the President of Top Interest International Limited and owns 99% of total outstanding shares of Artcraft V, Inc.

     In consideration of the foregoing share transfer, the parties hereby agree as follows through friendly consultation in accordance with relevant laws and regulations and in the spirit of mutual benefit, honesty and good faith:

I. Ownership Interest Transfer

     1. The Transferor agrees to transfer all of its ownership interest of Top Interest to the Transferee on the Transfer Effective Date (as defined hereinafter) provided under Article II of this Agreement according to terms and conditions of this Agreement. The Transferee agrees to accept such shares according to terms and conditions of this Agreement (hereinafter "Share Transfer Agreement").

     2. Unless otherwise provided under this Agreement, the Transferee shall become the legal owner of the shares and ownership interest contemplated to be transferred under this Agreement and have all rights and obligations in respect of Share Transfer (such rights including all rights, interests and duties in respect of its contribution), and the Transferor shall not have any right, obligation or responsibility in respect of Share Transfer, as of the Transfer Effective Date provided under Article II of this Agreement.

     3. The parties hereto agree to effect all procedures in respect of ownership interest transfer according to the terms and time provided under this Agreement, including without limitation securing approval documents for Share Transfer/acceptance according to the laws of their respective incorporation place.

     4. The Transferor shall transfer to the Transferee any and all materials held by the Transferor necessary for appropriate exercise of shareholder rights by the Transferee as of the Share Transfer Effective Date of this Agreement, including without limitation board resolutions and minutes of Top Interest, all seals of Top Interest (including without limitation corporate seal, finance seal and contract seal).

II. Effective Date of this Agreement and of Share Transfer

     1. This Agreement shall be effective upon execution by the parties hereto or their respective authorized representatives and affixture of seals.

     2. Share Transfer contemplated under this Agreement shall be effective upon realization of all conditions precedent set out below, and the date of realization shall be Share Transfer Effective Date:

(1)	This Agreement is legally executed by the parties hereto or their respective authorized representatives;

(2)	This Agreement and the Share Transfer contemplated hereunder are approved for transfer/acceptance by the respective authorities of Transferor and Transferee;

III. Representations, Covenants and Warranties of the Transferor

     1. The Transferor has all rights, powers and authorities to enter into and perform all duties and responsibilities under this Agreement. This Agreement is legally binding upon the Transferor upon execution.

     2. Execution or performance of this Agreement by the Transferor does not breach laws, articles of association, contracts, agreements or any other legal documents which the Transferor is subject to.

     3. The shares intended for transfer are complete and have not been pledged subject to any preferential right or any third party interest, or have any right defect.

     4. The balance sheet of Top Interest and other financial materials and information provided by the Transferor to the Transferee are complete, true and accurate. Top Interest has no liability as of the transfer effective date. If any Undisclosed Liabilities exist, the Transferor shall be liable for its full repayment. If the Transferee or Top Interest suffers any loss due to Undisclosed Liabilities, the Transferor shall be liable to all damages therefore.

     5. There exists no breach of law, proceedings or potential proceedings in respect of tax, accounting, employment, insurance and property of Top Interest.

IV. Representations, Covenants and Warranties of the Transferee

     1. The Transferee is the legal natural person.

     2. The Transferee has full rights to conduct the matters in respect of accepting ownership interest from the Transferor as provided under this Agreement, and has secured all approvals and/or authorizations in respect of execution and performance of this Agreement.

     3. Execution or performance of this Agreement by the Transferee is in no breach of the laws, articles of association, contracts, agreements or other legal documents which the Transferee is subject to.

V. Confidentiality

     Unless expressly required by relevant laws and regulations, relevant articles of association, no party shall disclose the terms of this Agreement to any third party other than the parties hereto without the prior written consent of the other party before completion of the transaction.

VI. Fees and Expenses

     1. The parties hereto agree to bear their respective fees incurred for engagement of lawyers, accountants, appraisers, financial advisors and other professionals.

     2. Any taxable liability incurred under the ownership Transfer shall be paid by the Transferor and the Transferee respectively.

VII. Other Matters relating and Amendment to this Agreement

     1. The parties hereto agree to further negotiate other matters in respect of this Agreement after execution of this Agreement and enter into supplemental agreement in writing. Such supplemental agreement constitutes an integral part of this Agreement.

     2. Any amendment to this Agreement shall be in writing and signed by both parties. Any amendment or addition shall constitute an integral part of this Agreement.

VIII. Breach Liability

     1. Any party hereto shall be deemed in breach of this Agreement if such party:

(1)	fails to perform any obligation under this Agreement;

(2)	breaches any of its representation, covenant or warranty made under this Agreement; or

(3)	its representation or warranty made under this Agreement is inconsistent with facts or misleading (in good faith or in bad faith).

     2. Under occurrence of such breach, the non-breaching party has the right to require the breaching party to correct within 10 days; if the breaching party fails to correct within the specified time, the non-breaching party has the right to terminate this Agreement and claim damages from the breaching party.

     3. The parties hereto covenants to each other that without prejudice to the right to claim damages by the non-breaching party against the breach of covenant, warranty or obligation by the breaching party under this Agreement, the breaching party shall be liable to the following damages as required by the non-breaching party:

(1)	A certain sum of damages which is sufficient to restore both parties to the status as if the Agreement is not breached;

(2)
Expenses or costs directly or indirectly incurred by the  non-breaching party arising out of the breach of the Agreements (including without limitation litigation, arbitration and/or lawyer fees reasonably incurred by the non-breaching party).

IX. Agreement Right

     No party shall assign its rights under this Agreement without prior written consent of the other party. Respective successors and permitted assigns of the parties hereto are subject to provisions of this Agreement.

X. Entire Agreement

     This Agreement constitutes all representations and agreements between the parties hereto and supersedes all prior oral and written representations, warranties, understandings and agreements between the parties relating to the subject matter of this Agreement. The parties hereto agree and acknowledge that any representation or covenant that is not provided under this Agreement shall not constitute basis of this Agreement and, therefore, shall not be the basis to determine respective rights and obligations of the parties or to interpret terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

By: /s/ Xiao Li Te
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Party A: ARTCRAFT V, INC

Date:  August 14, 2009

By: /s/ Xu Zu Da
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Party B: Xu Zu Da

Date: August 14, 2009